Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-198990 on Form S-1 of our report dated September 26, 2014, relating to the combined financial statements of Columbia Pipeline Partners LP Predecessor appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

November 10, 2014